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                                                                   EXHIBIT 99.4


CUSIP NO. 383482106


                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other of the attached statement on Schedule 13D and to all amendments to such statement and that such statement and all amendments to such statement are made on behalf of each of them.

         IN WITNESS WHEREOF, the undersigned hereby execute this agreement on June 30, 2000.



                                    Chesapeake Energy Corporation, an Oklahoma corporation


                                    By /s/Aubrey K. McClendon
                                       ----------------------------------------
                                       Aubrey K. McClendon, Chief Executive
                                       Officer

                                    Chesapeake Exploration Limited Partnership, an Oklahoma limited partnership

                                       By Chesapeake Operating, Inc., an
                                          Oklahoma corporation, as general
                                          partner

                                          By /s/Aubrey K. McClendon
                                             ----------------------------------
                                             Aubrey K. McClendon
                                             Chief Executive Officer


                                    Chesapeake Energy Marketing, Inc.,
                                    an Oklahoma corporation


                                    By /s/Aubrey K. McClendon
                                       ----------------------------------------
                                       Aubrey K. McClendon, Chief Executive
                                       Officer






                                                                Exhibit "99.4"